CERTIFICATION OF THE CHIEF FINANCIAL OFFICER OF TUESDAY MORNING CORPORATION PURSUANT TO 18 U.S.C. §1350

I, Loren K. Jensen, the Chief Financial Officer of Tuesday Morning Corporation, hereby certify that:

1.                The annual report on Form 10-K/A of Tuesday Morning Corporation for the period ended December 31, 2004 fully complies with the requirements of Sections 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.                The information contained in the above-mentioned report fairly presents, in all material respects, the financial condition and results of operations of Tuesday Morning Corporation.

By:	/s/ LOREN K. JENSEN
Loren K. Jensen
Chief Financial Officer

Date:  February 24, 2006